UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 22, 2012
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

At the annual shareholders meeting on May 22, 2012, the holders of the common stock and convertible Series C preferred stock of Supertel Hospitality, Inc., voting as one group, approved an amendment to the Supertel 2006 Stock Plan.  The amendment increases the maximum number of shares reserved for issuance under the plan from 300,000 to 500,000 and removes the restrictions in the Plan that prohibit more than 20% of the awards being given to any one participant or to the independent directors as a group, or prohibiting more than 20% of the awards being made in restricted stock or bonus shares.  The foregoing summary of the amendment is qualified in its entirety by reference to the Amendment to Supertel 2006 Stock Plan included as an exhibit to this Form 8-K.

On May 22, 2012, an award was made of 25,000 shares of restricted common stock to Kelly Walters, President and Chief Executive Officer and 20,000 shares of restricted common stock to Corrine Scarpello, Senior Vice President and Chief Financial Officer. The award was approved by the Compensation Committee of the Board of Directors and was conditioned on the above approval of the shareholders of the amendment to the 2006 Stock Plan. The shares are restricted to continued employment of the executive, and the restriction will lapse and the shares will vest in 50% increments on each of the first anniversary and second anniversary of issuance.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 24, 2012, the Company amended its Second Amended and Restated Articles of Incorporation by revising the first sentence of Article III thereto to increase the authorized shares of common stock from 100 million shares to 200 million shares.  The articles, as amended, are included as an exhibit to this Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Supertel Hospitality, Inc. held its annual meeting of shareholders on May 22, 2012.  The holders of the common stock and Series C preferred stock, voting as one group, elected nine directors for an annual term, approved the amendment of the articles of incorporation to increase the authorized common stock from 100,000,000 shares to 200,000,000 shares, approved the amendment of the 2006 Stock plan, and ratified the appointment of KPMG LLP to audit the Company's financial statements for fiscal 2012.  For the annual meeting there were 23,074,752 shares of common stock and 3,000,000 shares of Convertible Series C preferred stock outstanding and eligible to vote as one group, representing 34,959,496 votes eligible to be cast at the meeting, of which holders of common stock and Convertible Series C preferred stock representing 32,845,045 votes were present at the meeting in person or by proxy.  The tabulation for each matter voted upon at the meeting was as follows:

Nine nominees were elected to serve as Directors of the Company for an annual term by the following vote:

	For	Withheld	Broker Non-Vote
Steve H. Borgmann	24,108,762	3,058,827	5,677,456
Allen L. Dayton	26,325,474	842,115	5,677,456
Daniel R. Elsztain	24,116,414	3,051,175	5,677,456
James H. Friend	24,122,549	3,045,040	5,677,456
Donald J. Landry	24,130,528	3,037,061	5,677,456
William C. Latham	24,111,183	3,056,406	5,677,456
John M. Sabin	24,130,324	3,037,265	5,677,456
Kelly A. Walters	24,142,139	3,025,450	5,677,456
George R. Whittemore	23,883,207	3,284,382	5,677,456
An amendment to the articles of incorporation to increase the authorized capital stock of Supertel by increasing the authorized shares of common stock from 100,000,000 to 200,000,000 shares was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
23,556,638	3,464,480	146,471	5,677,456

An amendment to the 2006 Stock Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
23,443,728	3,552,872	170,989	5,677,456

Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012 by the following vote:

For	Against	Abstain	Broker Non-Vote
30,487,022	166,064	2,191,959	0

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3.1	The Company’s Second Amended and Restated Articles of Incorporation, as amended

10.1	Amendment to Supertel 2006 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: May 24, 2012	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	The Company’s Second Amended and Restated Articles of Incorporation, as amended
10.1	Amendment to Supertel 2006 Stock Plan